Exhibit 99.1

June 15, 2020

CONTANGO ANNOUNCES AMENDMENT TO ITS SENIOR CREDIT FACILITY, CERTAIN OPERATIONAL UPDATES AND THE SCHEDULE FOR ITS FIRST QUARTER 2020 EARNINGS RELEASE

HOUSTON, June 15, 2020 (GLOBE NEWSWIRE) — Contango Oil & Gas Company (NYSE American: MCF) (“Contango” or the “Company”) announced today that it has amended certain provisions of its senior credit agreement, results of recent drilling activity and production for the first quarter of 2020, and the expected schedule for its release of first quarter 2020 earnings and related earnings conference call.

Credit Agreement Amendment

On June 9, 2020, the Company entered into the Second Amendment (Credit Agreement Amendment) to the Credit Agreement, dated as of September 17, 2019, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other participating lenders thereto. The Credit Agreement Amendment provides for, among other things, a slight increase in the applicable margin of the borrowing base utilization-based pricing grid, a reduction of the borrowing base to $95.0 million on the effective date of the Credit Agreement Amendment, with further $10.0 million automatic borrowing base reductions on each of June 30, 2020 and September 30, 2020, the suspension of testing the current ratio financial covenant until the fiscal quarter ending March 31, 2022. and certain other changes that are more administrative in nature. While the reduction in the borrowing base reflects the dramatic decline in commodity prices the energy sector has experienced during the first half of 2020, the Company continues to maintain a good working relationship with its banks, and with the current ratio covenant waived by the banks until the quarter ending March 31, 2022, believes that it will be positioned to continue its previously disclosed business strategy for 2020. A copy of the Credit Agreement Amendment will be filed on a Form 8-K.

Operational Update

Drilling of Iron Flea Prospect

On Friday, June 12, 2020, the Company reached target depth on the drilling of its previously announced Iron Flea exploratory prospect in the Grand Isle 45 area of the shallow waters of the Gulf of Mexico, and the prospect ended up being unsuccessful. Wilkie Colyer, the Company’s President and CEO, stated, “We are obviously disappointed by the Iron Flea exploratory prospect’s results. Exploration drilling offshore is risky in that these types of things can happen with greater frequency than one would encounter in most onshore, unconventional basins, but we also believe it is well worth the risk. We expect to continue to pursue these types of opportunities in the future with our partners.”

First Quarter 2020 Production

The Company produced an estimated 18,900 barrels of oil equivalent per day during the first quarter of 2020, consisting of approximately 5,719 barrels of oil per day, 3,655 barrels of natural gas liquids per day and 57,159 mmcf of natural gas per day. First quarter production is slightly over three times the 5,893 barrels of oil equivalent per day produced in the first quarter of 2019, an increase due primarily to the White Star Petroleum and Will Energy acquisitions in the fourth quarter of 2019. Estimated first quarter 2020 production is also at the upper end of the guidance of 14,000-19,000 barrels of oil equivalent given for the quarter. Production guidance for the second quarter of 2020 is currently forecasted at a range of 13,000 – 16,000 barrels of oil equivalent, a decline from the first quarter due to to normal field decline and workover related downtime. Oil sales for the second quarter will also be impacted by the Company proactively diverting an approximate 50,000 barrels of April and May oil production to Company storage, as oil prices declined dramatically in the first quarter, with the expectation that those stored barrels will be sold in the third quarter of 2020 at meaningfully higher prices reflected in the current oil futures price forecast.

First Quarter 2020 Earnings Release Schedule

In anticipation of delays expected in finalizing its earnings for the first quarter due to stay-at-home mandates related to COVID-19 and related matters, the Company timely filed an extension for filing its Quarterly Report on Form 10-Q for first quarter of 2020. The Company currently plans to release its first quarter 2020 earnings prior to market opening on Monday, June 22, 2020, and will host a conference call with investors immediately thereafter.

Management Commentary

Wilkie S. Colyer, the Company’s President and Chief Executive Officer, said, “Just about every country on the globe and most business segments have been adversely impacted by the effects of the COVID-19 pandemic. The oil and gas sector has not only suffered from a dramatic decline in the demand for oil and gas due to the pandemic, but also from the oil price war initiated by members of OPEC and Russia as the pandemic started to unfold. Fortunately, the Company is well hedged for 2020 and 2021, quickly reacted to the decline in prices by reducing its capex for 2020 and has a good working relationship with its lenders and the investment community. We remain committed to conservatively managing our liquidity, reducing our costs, pursuing PDP-heavy opportunities under creative arrangements and developing new low-capital cost sources of cash flow growth similar to the management services agreement with Mid-Con Energy Partners that we recently disclosed.”

About Contango Oil & Gas Company

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company whose business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore properties in Texas, Oklahoma, Louisiana and Wyoming and, when determined appropriate, to use that cash flow to explore, develop, exploit, and increase production from its existing properties, to acquire additional PDP-heavy crude oil and natural gas properties or to pay down debt. Additional information is available on the Company’s website at http://contango.com. Information on our website is not part of this release.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Contango’s current expectations and include statements regarding our estimates of future production and other guidance, the Company’s drilling program and capital expenditures, our liquidity, potential acquisitions and divestitures, future results of operations, the quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance. Words and phrases used to identify our forward-looking statements include terms such as “guidance”, “expects”, “projects”, “anticipates”, “believes”, “plans”, “estimates”, or “intends”, “forecasts”, “view”, “efforts”, “goal” or words and phrases stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); increased relative costs and the speculative nature of offshore prospects; uncertainties as to the availability and cost of financing; our relationships with lenders; our ability to comply with financial covenants in our debt instruments, repay indebtedness and access new sources of indebtedness and/or provide additional liquidity for future capital expenditures; our ability to execute on our strategy; fluctuations in or sustained low commodity prices; availability and effect of storage of production; expected benefits of and risks associated with derivative positions; our ability to realize expected value from acquisitions and to complete strategic dispositions of assets and realize the benefits of such dispositions; the need to take impairments on properties due to lower commodity prices; the limited trading volume of our common stock and general trading market volatility; outbreaks and pandemics, even outside our areas of operation, including COVID-19; the ability of our management team to execute its plans or to meet its goals; shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities; the possibility that government policies may change or governmental approvals may be delayed or withheld; and the other factors discussed in our reports filed or furnished with the SEC, including under the “Risk Factors” heading in our annual report on Form 10-K for the year ended December 31, 2019 and our quarterly reports on Form 10-Q filed with the SEC. Additional information on these and other factors, many of which may be unknown or unpredictable at this time, which could affect Contango’s operations or financial results are included in Contango’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

Contact:

Contango Oil & Gas Company

E. Joseph Grady – 713-236-7400

Senior Vice President and Chief Financial Officer